Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS FISCAL FIRST QUARTER RESULTS

Fiscal First Quarter Results

•                 Net Sales of $2.9 Billion Increased 7 Percent Sequentially and 7 Percent Year-Over-Year

•                 GAAP Operating Income of $269 Million; Adjusted Operating Income of $332 Million, a 50 Percent Sequential Increase

•                 Diluted Earnings Per Share From Continuing Operations (GAAP EPS) of $0.37; Adjusted EPS of $0.47, a 57 Percent Sequential Increase

•                 Cash From Continuing Operations of $330 Million; Free Cash Flow of $256 Million

Fiscal Second Quarter Outlook

•                 Company Expects Sales of $2.85 to $2.95 Billion, Up 22 to 26 Percent Year-Over-Year and Flat Sequentially

•                 GAAP Operating Income Expected to be $315 to $350 Million; Adjusted Operating Income Expected to be $335 to $370 Million

•                 GAAP EPS Expected to be $0.46 to $0.51; Adjusted EPS Expected to be $0.49 to $0.54

SCHAFFHAUSEN, Switzerland — Jan. 27, 2010 — Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 25, 2009.  The company reported net sales of $2.9 billion, a 7 percent increase sequentially and a 7 percent increase compared to the prior-year period.  GAAP EPS were $0.37 for the quarter, compared to $0.07 in the prior-year period.  Included in the GAAP EPS were $0.10 per share of restructuring and other charges.  This compares to $0.14 per share of net charges in the prior-year quarter.  Adjusted EPS were $0.47 in the quarter, compared to last year’s adjusted EPS of $0.21.

“The first quarter was a very good start to the year for us,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “We had another quarter of sequentially improving sales in our Electronic Components markets due to stronger end demand and inventory replenishment in the supply chain.  This, coupled with the footprint restructuring we began over two years ago and the aggressive cost actions we took last year, enabled us to improve our adjusted operating margin to 11.5 percent, up from 8.2 percent last quarter.

“In the second quarter, we expect the trends we experienced in the first quarter to continue, and overall sales to be similar to first quarter levels.  We anticipate that our adjusted operating margin will approach 12 percent in the second quarter.”

The following discussion includes non-GAAP financial measures which are described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.

				% Change	% Change
($ in millions)	Dec 25, 2009	Sept 25, 2009	Dec 26, 2008	Sequential	YoY
Net Sales	$2,892	$2,698	$2,713	7%	7%
Operating Income	$269	$176	$83	53%	224%
Restructuring and Other Changes	$(63)	$(45)	$(78)
Other Items	$0	$0	$(17)
Adjusted Operating Income	$332	$221	$178	50%	87%
Operating Margin	9.3%	6.5%	3.1%
Adjusted Operating Margin	11.5%	8.2%	6.6%

Sales grew 7 percent, both sequentially and compared to the prior-year quarter.  Organically, sales increased 5 percent sequentially and 2 percent compared to the prior year.  The sequential organic sales increase was driven by a 14 percent increase in the Electronic Components segment, where sales were up across all end markets.  The company’s growth was particularly strong in the Automotive business, where sales grew 17 percent due to increased global production levels and inventory replenishment.  Organic sales declined 6 percent sequentially in the Network Solutions segment, and 3 percent in the Specialty Products segment, as these businesses continued to be affected by low levels of capital spending.  In Undersea Telecommunications, sales declined 25 percent sequentially, in line with our expectations as a result of lower project activity.

The adjusted operating margin improved to 11.5 percent, compared to 8.2 percent in the prior quarter and

6.6 percent a year ago, reflecting the benefits of higher sales, footprint restructuring and cost reduction actions.  In addition, last year’s first quarter included approximately $50 million of foreign currency losses on hedging activity.

CASH FLOW

Cash from continuing operations was $330 million during the quarter, compared to $32 million in the year-ago period.  Free cash flow was $256 million, compared to a use of $79 million in the prior-year period.  The increase in free cash flow was primarily driven by higher income levels, as well as lower capital expenditures versus the prior year.

ORDERS

Total company orders increased 2 percent sequentially in the first quarter.  On a year-over-year basis, orders increased 15 percent.  The book-to-bill ratio was 1.02 in the quarter.  Excluding the company’s Undersea Telecommunications segment, which is a project-oriented business with uneven order patterns, orders increased 15 percent sequentially and increased 34 percent year-over-year, and the book-to-bill ratio was 1.09.  The 15 percent sequential order increase was broad-based across most of the company’s end markets.

ADDITIONAL ITEM

On Jan. 20, the company completed the acquisition of Sensitive Object, an early-stage software company engaged in developing touch-enabling technology focused on computers, mobile devices and consumer electronics, for a purchase price of approximately $62 million in cash, subject to certain adjustments.  This acquisition will complement the company’s existing touch systems business, which is part of the Specialty Products segment.

SECOND QUARTER FISCAL 2010 OUTLOOK

For the second fiscal quarter, the company expects sales of $2.85 to $2.95 billion and GAAP operating income of $315 to $350 million, which includes restructuring and other charges of approximately $20 million.  Adjusted operating income is expected to be $335 to $370 million.  GAAP EPS are expected to be $0.46 to $0.51, including restructuring and other charges of approximately $0.03 per share.  Adjusted EPS are expected to be $0.49 to $0.54, compared to adjusted EPS of $0.14 in the prior-year period.  This outlook assumes current foreign exchange rates.

($ in millions, except per share amounts)	Q2 Outlook
Sales	$2,850 to $2,950
GAAP Operating Income	$315 to $350
Restructuring and Other Charges	$(20)
Adjusted Operating Income	$335 to $370
GAAP EPS	$0.46 to $0.51
Adjusted EPS	$0.49 to $0.54

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and undersea telecommunication systems, with fiscal 2009 sales of $10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•                 The company will hold a conference call for investors today beginning at 8:30 a.m. EST.

•                 Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•                 For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 288-8960.  The telephone dial-in number for participants outside the United States is (612) 332-0530.

•                 An audio replay of the conference call will be available beginning at 10:30 a.m. on Jan. 27, 2010 and ending at 11:59 p.m. on Feb. 3, 2010.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 140511.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, and other income or charges (“Adjusted Income Tax Expense”).  The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, other income or charges and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, other income or charges and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                 net capital expenditures,

•                 voluntary pension contributions, and

•                 cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 26,
	2009	2008
	(in millions, except per share data)

Net sales	$2,892	$2,713
Cost of sales	2,051	1,989
Gross margin	841	724
Selling, general, and administrative expenses	368	411
Research, development, and engineering expenses	138	144
Pre-separation litigation charges, net	—	9
Restructuring and other charges, net	66	77
Operating income	269	83
Interest income	4	6
Interest expense	(39)	(42)
Other income (expense), net	8	(1)
Income from continuing operations before income taxes	242	46
Income tax expense	(69)	(14)
Income from continuing operations	173	32
Income (loss) from discontinued operations, net of income taxes	—	(67)
Net income (loss)	173	(35)
Less: net income attributable to noncontrolling interests	(1)	(2)
Net income (loss) attributable to Tyco Electronics Ltd.	$172	$(37)

Amounts attributable to Tyco Electronics Ltd.:
Income from continuing operations	$172	$30
Income (loss) from discontinued operations	—	(67)
Net income (loss)	$172	$(37)

Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income from continuing operations	$0.37	$0.07
Income (loss) from discontinued operations	—	(0.15)
Net income (loss)	$0.37	$(0.08)

Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income from continuing operations	$0.37	$0.07
Income (loss) from discontinued operations	—	(0.15)
Net income (loss)	$0.37	$(0.08)

Weighted-average number of shares outstanding:
Basic	459	459
Diluted	462	461

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 25,	September 25,
	2009	2009
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,695	$1,521
Accounts receivable, net of allowance for doubtful accounts of $41 and $48, respectively	2,033	1,975
Inventories	1,458	1,435
Prepaid expenses and other current assets	481	487
Deferred income taxes	153	161
Total current assets	5,820	5,579
Property, plant, and equipment, net	3,008	3,111
Goodwill	3,153	3,160
Intangible assets, net	388	407
Deferred income taxes	2,486	2,518
Receivable from Tyco International Ltd. and Covidien plc	1,198	1,211
Other assets	230	234
Total Assets	$16,283	$16,220

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$101	$101
Accounts payable	1,221	1,068
Accrued and other current liabilities	1,265	1,243
Deferred revenue	174	203
Total current liabilities	2,761	2,615
Long-term debt	2,314	2,316
Long-term pension and postretirement liabilities	1,106	1,129
Deferred income taxes	174	188
Income taxes	2,312	2,312
Other liabilities	609	634
Total Liabilities	9,276	9,194
Commitments and contingencies
Shareholders’ Equity:
Common shares, 468,215,574 shares authorized and issued, CHF 2.26 par value, at December 25, 2009; 468,215,574 shares authorized and issued, CHF 2.43 par value, at September 25, 2009	899	1,049
Contributed surplus	8,116	8,135
Accumulated deficit	(2,102)	(2,274)
Treasury shares, at cost, 9,168,652 and 9,425,172 shares, respectively	(328)	(349)
Accumulated other comprehensive income	413	455
Total Tyco Electronics Ltd. shareholders’ equity	6,998	7,016
Noncontrolling interests	9	10
Total Shareholders’ Equity	7,007	7,026
Total Liabilities and Shareholders’ Equity	$16,283	$16,220

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 25,	December 26,
	2009	2008
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$173	$(35)
(Income) loss from discontinued operations, net of income taxes	—	67
Income from continuing operations	173	32
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and other charges, net	19	10
Depreciation and amortization	138	127
Deferred income taxes	53	(70)
Provision for losses on accounts receivable and inventories	(5)	27
Other	12	16
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(76)	495
Inventories	(20)	(116)
Inventoried costs on long-term contracts	(20)	(28)
Prepaid expenses and other current assets	27	154
Accounts payable	162	(199)
Accrued and other current liabilities	(97)	(357)
Income taxes	—	22
Deferred revenue	(28)	(52)
Other	(8)	(29)
Net cash provided by continuing operating activities	330	32
Net cash provided by discontinued operating activities	—	1
Net cash provided by operating activities	330	33
Cash Flows From Investing Activities:
Capital expenditures	(76)	(115)
Proceeds from sale of property, plant, and equipment	2	4
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	—	23
Proceeds from divestiture of business, net of cash retained by business sold	12	—
Other	(2)	(4)
Net cash used in continuing investing activities	(64)	(92)
Net cash used in discontinued investing activities	—	(1)
Net cash used in investing activities	(64)	(93)
Cash Flows From Financing Activities:
Net decrease in commercial paper	—	(400)
Proceeds from long-term debt	—	191
Repayment of long-term debt	—	(19)
Repurchase of common shares	(18)	(152)
Payment of common share dividends and cash distributions to shareholders	(74)	(74)
Other	(1)	(3)
Net cash used in financing activities	(93)	(457)
Effect of currency translation on cash	1	(24)
Net increase (decrease) in cash and cash equivalents	174	(541)
Cash and cash equivalents at beginning of period	1,521	1,090
Cash and cash equivalents at end of period	$1,695	$549

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$16	$62

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$330	$32
Capital expenditures, net	(74)	(111)
Free cash flow (1)	$256	$(79)

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 25,		December 26,
	2009		2008
	($ in millions)
Net Sales:
Electronic Components	$1,911		$1,625
Network Solutions	422		456
Specialty Products	358		367
Undersea Telecommunications	201		265
Total	$2,892		$2,713

Operating Income (Loss):
Electronic Components	$163	8.5%	$(18)	NM (1)
Network Solutions	20	4.7%	44	9.6%
Specialty Products	51	14.2%	28	7.6%
Undersea Telecommunications	35	17.4%	38	14.3%
Pre-separation litigation charges, net	—		(9)
Total	$269	9.3%	$83	3.1%

(1) Not meaningful.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended December 25, 2009						Net Sales for the
	versus Net Sales for the Quarter Ended December 26, 2008						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		December 25, 2009
			($ in millions)
Electronic Components (3):
Automotive	$217	30.2%	$85	$—	$302	42.3%	53%
DataComm	(35)	(14.2)	9	(12)	(38)	(14.8)	11
Industrial	(15)	(8.4)	10	—	(5)	(2.6)	10
Appliance	18	15.4	5	—	23	20.9	7
Computer	(5)	(5.3)	1	(1)	(5)	(4.2)	6
Consumer Devices	10	8.0	1	(14)	(3)	(2.7)	6
Other	8	4.9	5	(1)	12	9.8	7
Total	198	12.2	116	(28)	286	17.6	100%
Network Solutions (3):
Energy	(28)	(13.1)	17	1	(10)	(4.7)	48
Enterprise Networks	(6)	(5.6)	7	—	1	0.9	26
Service Providers	(33)	(25.4)	8	—	(25)	(19.2)	25
Other	—	(1.8)	—	—	—	—	1
Total	(67)	(14.8)	32	1	(34)	(7.5)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(26)	(15.7)	6	—	(20)	(12.3)	40
Touch Systems	—	0.4	5	—	5	6.1	24
Circuit Protection	8	13.9	3	—	11	18.6	20
Medical	(6)	(10.4)	1	—	(5)	(7.9)	16
Total	(24)	(6.6)	15	—	(9)	(2.5)	100%
Undersea Telecommunications	(64)	(24.2)	—	—	(64)	(24.2)
Total	$43	1.6%	$163	$(27)	$179	6.6%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended December 25, 2009						Net Sales for the
	versus Net Sales for the Quarter Ended September 25, 2009						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		December 25, 2009
			($ in millions)
Electronic Components (3):
Automotive	$143	17.1%	$35	$—	$178	21.2%	53%
DataComm	24	12.5	3	—	27	14.1	11
Industrial	21	12.6	2	—	23	14.1	10
Appliance	13	10.9	2	—	15	12.7	7
Computer	6	5.1	1	—	7	6.5	6
Consumer Devices	2	1.6	1	—	3	2.9	6
Other	21	19.3	5	—	26	23.9	7
Total	230	14.1	49	—	279	17.1	100%
Network Solutions (3):
Energy	(9)	(4.4)	7	(2)	(4)	(1.9)	48
Enterprise Networks	(4)	(3.6)	3	—	(1)	(0.9)	26
Service Providers	(9)	(8.2)	1	—	(8)	(7.1)	25
Other	(2)	(24.9)	1	—	(1)	(14.3)	1
Total	(24)	(5.6)	12	(2)	(14)	(3.2)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(7)	(4.9)	2	—	(5)	(3.4)	40
Touch Systems	(3)	(2.9)	2	—	(1)	(1.1)	24
Circuit Protection	2	2.6	1	—	3	4.5	20
Medical	(2)	(2.9)	1	—	(1)	(1.7)	16
Total	(10)	(2.7)	6	—	(4)	(1.1)	100%
Undersea Telecommunications	(67)	(25.4)	—	—	(67)	(25.0)
Total	$129	4.8%	$67	$(2)	$194	7.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2009

(UNAUDITED)

		Adjustment
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$163	$44	$207
Network Solutions	20	17	37
Specialty Products	51	—	51
Undersea Telecommunications	35	2	37
Total	$269	$63	$332

Operating Margin	9.3%		11.5%

Income Tax Expense	$(69)	$(16)	$(85)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$172	$47	$219

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.37	$0.10	$0.47

(1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2008

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$(18)	$42	$—	$24
Network Solutions	44	19	—	63
Specialty Products	28	14	8	50
Undersea Telecommunications	38	3	—	41
Pre-separation litigation charges, net	(9)	—	9	—
Total	$83	$78	$17	$178

Operating Margin	3.1%			6.6%

Income Tax Expense	$(14)	$(23)	$(3)	$(40)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$30	$55	$14	$99

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.07	$0.12	$0.03	$0.21

(1) Includes $77 million recorded in net restructuring and other charges and $1 million recorded in cost of sales.

(2) Consists of $9 million of costs related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Retirement	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	of Debt	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$38	$24	$—	$—	$62
Network Solutions	37	14	—	—	51
Specialty Products	47	4	—	—	51
Undersea Telecommunications	54	3	—	—	57
Total	$176	$45	$—	$—	$221

Operating Margin	6.5%				8.2%

Income Tax Expense	$(1)	$(9)	$(46)	$—	$(56)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$83	$36	$40	$(19)	$140

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.18	$0.08	$0.09	$(0.04)	$0.30

(1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.